Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
AS OF AND FOR THE SIX MONTHS ENDED MARCH 31, 2006
AND FOR THE YEAR ENDED SEPTEMBER 30, 2005

On May 3, 2006, Datawatch Corporation (“Datawatch”) acquired all of the assets of ClearStory Systems, Inc. Integrated Document Archiving and Retrieval Systems (“IDARS”) business. The acquisition of IDARS was consummated pursuant to an asset purchase agreement dated as of March 10, 2006 among Datawatch and Clearstory Systems, Inc. The acquisition cost for IDARS was approximately $4,549,000, consisting of $4,349,000 in cash and direct acquisition costs of approximately $200,000, plus an 18-month earn-out calculated by multiplying the net future revenues derived from the acquired IDARS business by 30%. Datawatch borrowed $1 million from its existing Line of Credit prior to the May 3, 2006 closing.

The following unaudited pro forma condensed financial information has been prepared to give effect to the acquisition of IDARS using the purchase method of accounting and the assumptions and adjustments to reflect the allocation of purchase price to the acquired assets and liabilities of IDARS described in the accompanying notes to the unaudited pro forma condensed financial information. The IDARS financial statements reflect the IDARS Business Unit as a standalone company during the years ended March 31, 2005 and 2006. Revenues are specific to the business unit and indirect costs and expenses have been allocated to the business unit based on its direct personnel cost relative to the direct personnel costs of all of ClearStory Systems, Inc.

The unaudited pro forma condensed balance sheet as of March 31, 2006 combines the historical balance sheets of Datawatch and IDARS as of March 31, 2006, as if the acquisition had been consummated on that date.

The unaudited pro forma condensed statement of operations for the six months ended March 31, 2006 combines the historical operating results for Datawatch and IDARS for the six months ended March 31, 2006 and gives effect to the acquisition as if it had been completed on October 1, 2005. Datawatch has a fiscal year end of September 30th and IDARS had a March 31st year end. Further, the unaudited pro forma condensed statement of operations for the year ended September 30, 2005 combines the historical operating results for Datawatch and IDARS for the year ended September 30, 2005 and gives effect to the acquisition as if it had been completed on October 1, 2004.

The unaudited pro forma condensed financial information is based on the respective historical financial information of Datawatch and IDARS and should be read in conjunction with: (i) Datawatch’s Annual Report on Form 10-K for the year ended September 30, 2005; (ii) Datawatch’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006; and (iii) the accompanying notes to the unaudited pro forma condensed financial information.

The acquisition of IDARS is being accounting for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, “Goodwill and Other Intangible Assets.”  The unaudited pro forma condensed financial information includes adjustments, which are based on preliminary estimates to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of IDARS. Accordingly, the purchase price allocation as presented herein is preliminary and the final purchase accounting adjustments may differ from the pro forma condensed financial information.

The unaudited pro forma condensed financial information included herein has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial information prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.

This unaudited pro forma condensed financial information is intended for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have actually been reported had the acquisition occurred as of the beginning of each of the periods, nor are they necessarily indicative of the future financial position or results of operations of the combined companies.

DATAWATCH CORPORATION
UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
MARCH 31, 2006
Amounts in thousands (000’s)

			Pro Forma		Pro Forma
	Datawatch(1)	IDARS(2)	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and equivalents	$5,122	$—	$(3,549	)(3)	$1,573
Accounts receivable, net	3,658	221	(221	)(4)	3,658
Inventories	36	8	(4	)(4)	40
Prepaid expenses	560	217	(165	)(4)	612
Total current assets	9,376	446	(3,939)		5,883

Property and equipment, net	1,164	267	(203	)(4)	1,228
Goodwill	1,631	—	3,364	(5)	4,995
Other intangible assets, net	1,040	—	2,380	(6)	3,420
Other long term assets	153	161	(161	)(4)	153
	$13,364	$874	$1,441		$15,679

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,908	$739	$(614	)(4)	$3,033
Advances against AR sold with recourse	—	311	(311	)(4)	—
Revolving credit facility	—	643	357	(3), (4)	1,000
Deferred revenue	2,712	1,969	(779	)(7)	3,902
Total current liabilities	5,620	3,662	(1,347)		7,935

COMMITMENTS AND CONTINGENCIES
Long-term deferred rent	—	153	(153	)(4)	—
SHAREHOLDERS’ EQUITY:
Total shareholders’ equity	7,744	(2,941)	2,941	(8)	7,744
	$13,364	$874	$1,441		$15,679

NOTES TO UNAUDITED PRO FORMA
CONDENSED BALANCE SHEET
MARCH 31, 2006

The following unaudited pro forma adjustments relate to the acquisition as if it had occurred on March 31, 2006. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

1.                          PURCHASE PRICE ALLOCATION

The following table represents the preliminary allocation of the purchase price paid for IDARS based on the estimated fair values of the acquired assets and assumed liabilities of IDARS as of March 31, 2006. The actual fair values will be determined as a more detailed analysis is completed and are, therefore, subject to change.

(in Thousands)
Net tangible assets (liabilities)	$(1,195)
Goodwill	3,364
Intangible assets:
Existing technology	180
Customer list	1,660
Non-compete agreement	540

Total purchase price	$4,549

The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. The valuation method used to determine the intangible asset values was the income approach. The income approach presumes that the value of an asset can be estimated by the net economic benefit (i.e. cash flows) to be received over the life of the asset, discounted to present value. The discounting process uses a rate of return that accounts for both the time value of money and investment risk factors.

The intangible asset for existing technology is for technology developed and owned by IDARS. Datawatch has estimated the life of these products as five years, the Company has estimated the lives of the customer list at ten years and the non-compete agreement at four years. The existing technology, customer list and non-compete agreement fair values will be amortized over the estimated life, unless, in the future it is determined that the assets are impaired.

2.                          AMORTIZING INTANGIBLE ASSETS

Amortizing intangible assets include the following as of March 31, 2006:

	Datawatch	IDARS
(in Thousands)
Capitalized software development	$57	$—
Existing technology	345	180
Patents	148	—
Customer list	77	1,660
Non-competes	68	540
Total amortizing intangible assets	$695	$2,380

3.         PRO FORMA ADJUSTMENTS

(1)                Represents the historical financial position of Datawatch as of March 31, 2006.

(2)                Represents the historical financial position of IDARS as of March 31, 2006.

(3)                To record purchase price of $4,349,000 paid, $200,000 of estimated expenses and proceeds of $1,000,000 from existing Line of Credit facility.

(4)                To eliminate the Clearstory allocated net assets not included in Asset Purchase Agreement

(5)                To record goodwill related to the acquisition.

(6)                To record intangible assets related to the acquisition.

(7)                To reduce IDARS deferred revenue to estimate fair value in accordance with Emerging Task Force Issue No. 01-03 “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(8)                To eliminate the historical stockholders’ equity balances of IDARS.

DATAWATCH CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2006
Amounts in Thousands (000’s)

The following unaudited pro forma condensed statement of operations presents the historical statements of operations of Datawatch and IDARS as if the Companies had been combined on October 1, 2005.

			Pro Forma		Pro Forma
	Datawatch(9)	IDARS(10)	Adjustments		Combined
REVENUE:
Total Revenues	$10,141	$2,537	$—		$12,678

COSTS AND EXPENSES:
Cost of revenues	2,968	634	18	(11)	3,620
Sales and marketing	4,149	198	—		4,347
Engineering and product development	855	591	—		1,446
General and administrative	1,911	401	(250	)(11), (12)	2,062
Total costs and expenses	9,883	1,824	(232)		11,475
INCOME FROM OPERATIONS	258	713	232		1,203
Interest (expense) and other income, net	33	(123)	83	(12), (13)	(7)
INCOME BEFORE INCOME TAXES	291	590	315		1,196
Provision for income taxes	—	221	(186	)(14)	35
NET INCOME	$291	$369	$501		$1,161

Net income per share — Basic	$0.05	$—	$—		$0.21
Net income per share — Diluted	$0.05	$—	$—		$0.20

Weighted-Average
Shares Outstanding — Basic	5,451	—	—		5,451
Weighted-Average
Shares Outstanding — Diluted	5,809	—	—		5,809

NOTES TO UNAUDITED PRO FORMA
CONDENSED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 2006

The following unaudited pro forma adjustments relate to the acquisition as if it had occurred on October 1, 2005. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

1.         PRO FORMA ADJUSTMENTS

(9)                Represents the historical statement of operations of Datawatch for the six months ended March 31, 2006.

(10)          Represents the historical operating results of IDARS business for the six months ended March 31, 2006.

(11)          To record the amortization of amortizing intangible assets resulting from the acquisition on a straight-line basis. The amounts amortized reflect the amortization of intangible assets for existing technology with estimated lives of five years, customer list with an estimated life of ten years, and a non-compete agreement with estimated lives of four years.

(12)          To eliminate the Clearstory allocated expenses not transferred to Datawatch

(13)          Calculate interest expense on Borrowings of $1 million at Prime +0.5% (8.0%)

(14)          Record deferred tax expense on the permanent difference between book and tax expense on the amortization of Goodwill at an effective tax rate of 38%

DATAWATCH CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2005
Amounts in Thousands (000’s)

The following unaudited pro forma combined condensed statement of operations presents the historical statementsof operations of Datawatch and IDARS as if the Companies had been combined on October 1, 2004.

			Pro Forma		Pro Forma
	Datawatch(15)	IDARS(16)	Adjustments		Combined
REVENUE:
Total Revenues	$21,512	$6,897	$—		$28,409

COSTS AND EXPENSES:
Cost of revenues	5,954	1,463	36	(17)	7,453
Sales and marketing	8,687	1,171	—		9,858
Engineering and product development	2,031	1,678	—		3,709
General and administrative	4,152	1,266	(966	)(17), (18)	4,452
Total costs and expenses	20,824	5,578	(930)		25,472
INCOME FROM OPERATIONS	688	1,319	930		2,937
Interest (expense) and other income, net	90	(191)	111	(18), (19)	10
INCOME BEFORE INCOME TAXES	778	1,128	1,041		2,947
Provision for income taxes	(22)	422	(352	)(20)	48
NET INCOME	$800	$706	$1,393		$2,899

Net income per share — Basic	$0.15	$—	$—		$0.55
Net income per share — Diluted	$0.14	$—	$—		$0.50

Weighted-Average
Shares Outstanding — Basic	5,317	—	—		5,317
Weighted-Average
Shares Outstanding — Diluted	5,774	—	—		5,774

NOTES TO UNAUDITED PRO FORMA
CONDENSED STATEMENTS OF OPERATIONS
TWELVE MONTHS ENDED SEPTEMBER 30, 2005

The following unaudited pro forma adjustments relate to the acquisition as if it had occurred on October 1, 2004. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

1.         PRO FORMA ADJUSTMENTS

(15)          Represents the historical statement of operations of Datawatch for the year ended September 30, 2005.

(16)          Represents the historical operating results of IDARS for the twelve months ended September 30, 2005 by combining the statements of operations for the six months ended September 30, 2005 and the six months ended March 31, 2005. The statement of operations for IDARS for the six months ended March 31, 2005 has been established using the records and financial statements for the year ended March 31, 2005.

(17)          To record the amortization of amortizing intangible assets resulting from the acquisition on a straight-line basis. The amounts amortized reflect the amortization of intangible assets for existing technology with estimated lives of five years, customer list with an estimated life of ten years, and a non-compete agreement with estimated lives of four years.

(18)          To eliminate the Clearstory allocated expenses not transferred to Datawatch

(19)          Calculate interest expense on Borrowings of $1 million at Prime +0.5% (8.0%)

(20)          Record deferred tax expense on the permanent difference between book and tax expense on the amortization of Goodwill at an effective tax rate of 38%